Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan of our reports dated March 17, 2025, with respect to the consolidated financial statements of Sangamo Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Sangamo Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

San Mateo, California	/s/ Ernst & Young LLP
August 7, 2025